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                                                                  EXHIBIT 10.9

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION TR M OF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY BE SOLD, TRANSFERRED OR HYPOTHECATED ONLY IN ACCORDANCE WITH ACT AND RULES PROMULGATED THEREUNDER.


                                 PROMISSORY NOTE


$250,000.00                                              Date:  November 4, 1996
Interest Rate:  14%                                  Due Date:  November 3, 1997



         FOR VALUE RECEIVED, Saigene Corporation ("Borrower") promises to pay to the order of Bruno Andrighetto ("Lender"), at 510 Cabot Road, South San Francisco, California 94080, or such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), with interest thereon from the date hereof at the rate hereafter set forth.

         1. Interest Rate. Interest shall accrue on the principal amount outstanding from time to time at fourteen percent (14%) per annum, compounded annually. Interest shall be calculated using a 360 day year and 30 day months.

         2. Due Date. All principal and accrued interest shall be due and payable on the earlier of (a) the first business day following receipt by the borrower of funds representing the net proceeds from an initial public offering, or (b) November 3, 1997. Borrower may prepay any sums due hereunder, at any time and in any amount, without penalty.

         3. Events of Default. The occurrence of any of the following shall constitute a default under this Note (an "Event of Default') and shall give Lender the right, at his sole discretion, without notice or demand of any kind to do any one or more of the +following: (1) make all sums of interest and principal and any other sums owing under this Note immediately due and payable; and (2) exercise any other right or remedy provided by contract or applicable law:

         (a) Borrower shall fail to make any payment of principal or interest when due under this Note or to pay any fees or other charges within thirty (30) days after the due date, or Borrower shall fail to provide Lender with, or to perform any obligation under, any contract, instrument, addenda or document executed in connection with this Note;
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         (b)  A petition or action for relief shall be f iled by or against
Borrower under the Bankruptcy Reform Act, Title 11 of the U.S. Code in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower; Borrower shall make a general assignment for the benefit of creditors; Borrower shall fail to pay its debts generally as they become due; or the death, incapacity, insolvency, dissolution or termination of the business of Borrower;

         (c) Any governmental or regulatory authority shall take any action, or any other event shall occur any of which, in the good faith judgment of Lender, might have a material adverse effect on the financial condition or business or Borrower;

         (d) Any judgments shall be entered against Borrower, or any involuntary lien(s) of any kind or character shall attach to any assets or property of Borrower, any of which, in the judgment of Lender, might have a material adverse effect on the financial conditions or business of Borrower;

         (e) Any material adverse change shall occur in the financial condition or business of Borrower; or

         4. Waiver. No f ailure or delay on the part of Lender in exercising any power, right or privilege under this Note or under any Loan Document shall operate as a waiver thereof, and no waiver shall preclude the exercise of any other power, right or privilege. Borrower hereby waives presentment, demand, protest, or notice of applicable statute of limitations.

         5. Miscellaneous. Wherever used in this Note, the term "month" shall mean a calendar month. This Note shall be governed by and construed in accordance with the laws of the State of California. This Note shall be assignable by Lender and any future holder hereof, in whole or in part. All sums due hereunder shall be payable in lawful money of the United States of America. In the event of any legal proceeding concerning the subject matter of this promissory note, the prevailing party shall be entitled to an award of reasonable attorneys, fees and costs.

         6. Entire Agreement. This Promissory Note, together with the Option Agreement and Investor Representation Letter of even date, constitutes the entire agreement of the parties. Any and all representations, promises and prior or contemporaneous understandings between the parties with respect to the subject matter of this Agreement are merged into and expressed in this Promissory Note, the Option Agreement and the Investor Representation Letter. Any and all other agreements, representations or warranties with respect to the subject matter of this Agreement are hereby canceled. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the parties.

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         Executed this _______ day of November 1996, at Bothell, Washington.

                                            BORROWER

                                            SAIGENE CORPORATION,
                                            a Delaware Corporation


                                            By:_________________________________
                                                Ronald R. Helm

                                                Its:  Chief Executive Officer


         Acknowledgment of, and agreement to, terms and conditions:

                                            LENDER



Dated:  November ___, 1996                  ____________________________________
                                            Bruno Andrighetto



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